Exhibit 10(b)

Regent Communications, Inc.

1998 Management Stock Option Plan, as amended

GRANT OF INCENTIVE STOCK OPTION

Date of Grant:_____________, 20__

     THIS GRANT, dated as of the date of grant first stated above (the “Date of Grant”), is delivered by Regent Communications, Inc., a Delaware corporation (“Regent”) to ___(the “Grantee”), who is a key employee of Regent (sometimes referred to herein as the “Employer”).

     WHEREAS, the Board of Directors of Regent (the “Board”) on February 16, 1998, adopted, with stockholder approval, the Regent Communications, Inc. 1998 Management Stock Option Plan, which plan was amended in April 1999, September 2000, April 2001, May 2001 and May 2001 and restated on March 18, 2002 and October 24, 2002 (the “Plan”);

     WHEREAS, the Plan provides for the granting of Incentive Stock Options (“ISOs”) and/or Non-Qualified Stock Options (“NQSOs”) by a committee to be appointed by the Board (the “Committee”) to key employees of Regent or any subsidiary of Regent to purchase shares of the Common Stock of Regent (the “Stock”), in accordance with the terms and provisions thereof; and

     WHEREAS, the Committee considers the Grantee to be a person who is eligible for a grant of stock options under the Plan, and has determined that it would be in the best interest of Regent to grant the stock options documented herein.

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Grant of Option. Subject to the terms and conditions of the Plan and as further hereinafter set forth, Regent, with the approval and at the direction of the Committee, hereby grants to the Grantee, as of the Date of Grant, an option to purchase up to ___(___) shares of Stock at a price of $       per share, which amount is not less than the fair market value of the Stock as of the Date of Grant. Such option is hereinafter referred to as the “Option” and the shares of stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the “Option Shares.” To the greatest extent possible, the Option is intended by the parties hereto to be, and shall be, treated as an Incentive Stock Option as such term is defined under Section 422 of the Internal Revenue Code of 1986, as amended and such Options shall be referred to herein as “ISOs.” All Options which do not qualify as ISOs shall be Non-Qualified Stock Options and shall be referred to herein as “NQSOs.”

     2. Installment Exercise. Subject to such further limitations as are provided herein, the Options granted hereunder are shall become exercisable in five (5) installments, the Grantee having the right hereunder to purchase from Regent the following number of Option Shares upon exercise of the Option, on and after the following dates, in cumulative fashion:

          (a) on and after each of the first through fifth anniversaries of the Date of Grant, up to one-fifth (ignoring fractional shares) of the total number of Option Shares.

Notwithstanding the foregoing, upon sale, lease or transfer of substantially all of the assets of Regent to any person other than a wholly-owned subsidiary, consummation of a transaction which results in ownership of more than 50% of the voting stock of Regent by a person or an entity not a beneficial owner as of the date of this Grant, or such other occurrence as may reasonably may be considered a change of control of Regent, all Option Shares shall become fully and immediately exercisable, so long as they have not terminated in accordance with the terms of the Plan or this Option Grant.

     3. Termination of Option.

          (a) The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of ten (10) years from the Date of Grant (the “Option Term”).

          (b) Upon termination of the Grantee’s employment, the Option may be exercised only during the following periods, but only to the extent that the Option was outstanding and exercisable on any such date of termination: (i) the one-year period following the date of such termination of the Grantee’s employment in the case of disability within the meaning of Section 22(e)(3) of the Code, (ii) the twelve-month period following the date of death, and (iii) the three-month period following the date of any other termination or in the case of disability other than as described in (i) above. In no event, however, shall any such period extend beyond the Option Term.

          (c) In the event of the death of the Grantee, the Option may be exercised by the Grantee’s legal representative(s), but only to the extent that the Option would otherwise have been exercisable by the Grantee.

          (d) A transfer of the Grantee’s employment between Regent and any subsidiary of Regent, or between any subsidiaries of Regent, shall not be deemed to be a termination of the Grantee’s employment.

     4. Exercise of Options.

          (a) The grantee may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of Regent written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised, which shall be a whole number of Option Shares, and the date of exercise thereof, which date shall be at least five days after the giving of such notice unless an earlier time shall have been mutually agreed upon.

          (b) Full payment by the Grantee of the Exercise Price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise through one or in a combination of the following methods: (1) in cash or check payable to Regent (in U.S. dollars), (2) through the surrender of previously acquired shares of Stock (which the Grantee has held for at least six (6) months before so surrendering) at their fair market value on the exercise date, and/or (3) through the exchange, arranged through a qualified broker approved by the Regent Board of Directors, of Option Shares to be received on exercise with the result that the Grantee shall receive a net number of shares of Stock represented by the difference between the total number of Shares to which the Option is being exercised and that number of shares of Stock, the fair market value of which is equal to the full Exercise Price (including any tax withholding to Regent) for all Option Shares with respect to which the Option is being exercised.

          (c) Option Shares shall be Incentive Stock Options to the extent that the aggregate fair market value (determined as of the Grant Date) exercisable for the first time by Grantee in any calendar year does not exceed $100,000.

     On the exercise date specified in the Grantee’s notice or as soon thereafter as is practicable, Regent shall cause to be delivered to the Grantee, a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued Stock or reacquired Stock, as Regent may elect) upon full payment for such Option Shares. The obligation of Regent to deliver Stock shall, however, but subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or issuance or purchase of Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     Regent shall have the right to require a payment from Grantee to cover applicable withholding taxes. If permitted by the Committee at the time of Grantee’s exercise, Grantee may make a written election to have shares of Stock withheld from the shares otherwise to be received upon the exercise of an Option and applied by Regent to the payment of applicable taxes relative to the exercise of the Option. The number of shares so withheld shall have an aggregate fair market value sufficient to satisfy Regent’s minimum statutory withholding requirements.

     5. Adjustment of and Changes in Stock of Regent. In the event there is any change in the Stock subject to the Plan through the declaration of stock dividends, or through recapitalization resulting in stock split-ups, or combinations or exchanges of shares, or otherwise, the Committee shall make such adjustments as appropriate in the number and/or kind of shares of stock subject to the Option and/or in the option price; provided, however, that no such adjustment shall give the Grantee any additional benefits under the Option.

     6. Fair Market Value. As used herein, the “fair market vale” of a share of Stock shall be that amount determined in accordance with the provisions of Section 6 of the Plan.

     7. No Rights of Stockholders. Neither the Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of Regent with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

     8. Non-Transferability of Option. This Option is not transferable, except by will or by the laws of descent and distribution, and, during the lifetime of the Grantee, is exercisable only by him or in the event of his disability, his personal representative. In the event of (a) any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, Regent may terminate the Option by notice to the Grantee and it shall thereupon become null and void. Notwithstanding the foregoing, an Option may be transferred pursuant to a Qualified Domestic Relations Order as defined in Section 414(p) of the Internal Revenue Code; provided, however, that an ISO may not be so transferred unless otherwise permitted pursuant to the Code without affecting its status as an ISO.

     9. Employment Not Affected. Neither the granting of the Option nor its exercise shall be construed as granting to the Grantee any right with respect to continuance of employment by the Employer or to the Grantee’s rate of compensation.

     10. Amendment of Option. The Option may be amended by the Board or the Committee at any time (i) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code of 1986, as amended, or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i), with the consent of the Grantee.

     11. Notice. Any notice to Regent provided for in this instrument shall be addressed to it in care of its Treasurer at its executive offices at 100 East RiverCenter Boulevard, 9th Floor, Covington, Kentucky 41011 and any notice to the Grantee shall be addressed to the Grantee at the current address shown on the payroll records of the Employer. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered mail, postage prepaid.

     12. Incorporation of Plan by Reference. The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

     13. Governing Law. The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of Delaware, except to the extent preempted by federal law, which shall to the extent govern.

     14. Acknowledgement. Grantee hereby acknowledges receipt of copies of the Plan, the latest Annual Report of Regent, the Plan’s Summary dated October 24, 2002 and the form of Notice of Exercise of Stock Option.

     IN WITNESS WHEREOF, Regent has caused its duly authorized officers to execute an attest this Grant of Incentive Stock Option and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

WITNESS:	REGENT COMMUNICATIONS, INC.

By:

Its:

ACCEPTED AND AGREED TO:

Grantee